Exhibit 3.1

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                        SYMONS INTERNATIONAL GROUP, INC.


                                    ARTICLE I

                                      Name

         The name of the Corporation is Symons International Group, Inc.


                                   ARTICLE II

                                     Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended from time to time.


                                   ARTICLE III

                                Term of Existence

      The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                     Registered Office and Registered Agent

         The address of the Corporation's registered office in Indiana is 4720 Kingsway Drive, Indianapolis, Indiana 46205, and the name of the Corporation's registered agent is Douglas H. Symons.




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                                    ARTICLE V

                    Number, Terms and Voting Rights of Shares

         Section 1. Number and Classes of Shares. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares, consisting of One Hundred Million (100,000,000) shares of a single class of shares to be known as Common Stock, and Fifty Million (50,000,000) shares of a single class of shares to be known as Preferred Stock.

         Section 2. Terms of Common Stock. Only when all dividends accrued on all preferred or special classes of shares entitled to preferential dividends shall have been paid or declared and set apart for payment, but not otherwise, then the holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors. In event of any dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of preferred or special classes of shares may be entitled, to share ratably in the remaining net assets of the Corporation.

         Section 3. Voting Rights of Common Stock. Except as otherwise provided by law, every holder of Common Stock of the Corporation shall have the right at every shareholders' meeting to one vote for each share of Common Stock standing in his name on the books of the Corporation on the date established by the Board of Directors as the record date for determination of shareholders entitled to vote at such meeting.

         Section 4. Terms of Preferred Stock. The Board of Directors shall have authority to determine and state in the manner provided by law the rights, preferences, qualifications, limitations and restrictions (including voting rights) of the Preferred Stock. The Preferred Stock may be issued in one or more series for such an amount of consideration as may be fixed from time to time by the Board of Directors, and the Board of Directors shall have authority to determine and state in the manner provided by law the designations and the relative rights, preferences, qualifications, limitations and restrictions (including voting rights) of each series.

         Section 5. Class Voting. The holders of the outstanding shares of a class, or of any series thereof, shall not be entitled to vote as a class except as shall be expressly provided by this Article or by law.



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                                   ARTICLE VI

                                    Directors

         Section 1. Number. The number of Directors may from time to time be fixed by the bylaws of the Corporation at any number not less than three and not more than twenty-five. In the absence of a bylaw fixing the number of Directors, the number shall be seven.

         Section 2.  Qualifications.  Directors need not be  shareholders of the
Corporation,   but  shall  have  other  qualifications  as  the  bylaws  of  the
Corporation prescribe.

         Section 3. Classification. The bylaws of the Corporation may provide that the Directors shall be divided into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three years.

         Section 4. Removal. Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by a vote of the holders of a majority of the shares of the Corporation outstanding and then entitled to vote at an election of Directors.

         Section 5. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the shares of the Corporation outstanding and then entitled to vote at an election of Directors, voting together and not by class, shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article VI of these Articles of Incorporation.


                                   ARTICLE VII

                                 Indemnification

         Section 1. Actions by a Third Party. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation), and whether formal or informal, who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against:


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         (a)      any reasonable expenses  (including  attorneys' fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

         (b) judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

                  (i)      the individual's conduct was in good faith; and

                  (ii)     the individual reasonably believed:

                           (A) in the case of conduct in the individual's official capacity as a director, officer, employee or agent of the corporation, that the individual's conduct was in the corporation's best interests; and

                           (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and

                  (iii)    in  the  case  of  any   criminal   proceeding,   the
                           individual either:

                           (A)      had   reasonable   cause  to   believe   the
                                    individual's conduct was lawful; or

                           (B) had no reasonable cause to believe the individual's conduct was unlawful;

except that the foregoing shall not apply to a director or officer of the corporation with respect to a proceeding that was commenced by such director or officer prior to a Change in Control (as defined in Section 9 to this Article
VII).

The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, or employee did not meet the standard of conduct described in this section.

         Section 2. Actions by or in the Right of the Corporation. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at

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the  request  of the  corporation  as a  director,  officer,  partner,  trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys' fees):

         (a) if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

         (b)      if not wholly successful:

                  (i)      the individual's conduct was in good faith; and

                  (ii)     the individual reasonably believed:

                           (A) in the case of conduct in the individual's official capacity as a director, officer, or employee of the corporation, that the
                                    individual's     conduct    was    in    the
                                    corporation's best interests; and

                           (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests;

except that the foregoing shall not apply to a director or officer of the corporation with respect to a proceeding that was commenced by such director or officer prior to a Change in Control.

         Section 3. Good Faith Defined.  For purposes of any determination under
Section 1 or 2, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in such section if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented;
(2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this
Section 3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 or 2.

         Section 4. Advancement of Defense Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding described in Section 1 or 2 of this Article VII in advance of the final disposition of said proceeding if:

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         (a)      the  director,   officer,  employee  or  agent  furnishes  the
                  corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1 or 2; and

         (b) the director, officer, employee or agent furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the director, officer, employee or agent did not meet the standard of conduct; and

         (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1 or 2.

The undertaking required by this Section 4 must be an unlimited general obligation of the director, officer, employee or agent but need not be secured and may be accepted by the corporation without reference to the financial ability of such person to make repayment.

         Section 5. Non-Exclusiveness of Indemnification. The indemnification and advancement of expenses provided for or authorized by this Article VII do not exclude any other rights to indemnification or advancement of expenses that a person may have under:

         (a)      the corporation's articles of incorporation or bylaws;

         (b) any resolution of the board of directors or the shareholders of the corporation;

         (c)      any other authorization adopted by the shareholders;

         (d) any director and officer insurance policy, or any other type of insurance policy; or

         (e) otherwise as provided by law, both as to such person's actions in his capacity as a director, officer, employee or agent of the corporation and as to actions in another capacity while holding such office.

Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person.

         Section 6. Vested Right to Indemnification. The right of any individual to indemnification under this Article VII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 1 or 2 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions, whether or not any such amendment, repeal, alteration or other modification occurs after

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a Change in Control. Notwithstanding the foregoing, the indemnification afforded under this Article VII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article VII. To the extent such prior acts or omissions cannot be deemed
to  be  covered  by  this  Article  VII,   the  right  of  any   individual   to
indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         Section 7. Insurance. The corporation may purchase and maintain insurance covering any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article VII.

         Section 8. Additional Definitions. For purposes of this Article VII, references to the "corporation" shall include any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         For purposes of this Article VII, "Change in Control" shall mean a change in control of the corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), whether or not the corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if
(A) any "person"  (as such term is used in Sections  13(d) and 14(d) of the 1934
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the corporation representing 20% or more of the voting power of all outstanding shares of stock of the corporation entitled to vote generally in an election of directors without the prior approval of at least two-thirds of the members of the board of directors in office immediately prior to such acquisition; (B) the corporation is a party to any merger or consolidation in which the corporation is not the continuing or surviving corporation or pursuant to which shares of the corporation's common stock would be converted into cash, securities or other property, other than a merger of the corporation in which the holders of the corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the corporation, or liquidation or dissolution of the corporation; (D) the corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors in office immediately prior to such

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transaction or event  constitute  less than a majority of the board of directors thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director whose election or nomination for election by the shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors.

         For purposes of this Article VII, "serving an employee benefit plan at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article VII.

         For purposes of this Article VII, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

         Section 9. Payments a Business Expense. Any payments made to any indemnified party under this Article VII or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

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